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                                 LOAN AGREEMENT

                                     between

            BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

                                       and

                                 CROWN PAPER CO.





                          -----------------------------

                                   $12,300,000
                         Sewage and Solid Waste Disposal
                                  Revenue Bonds
                            (Crown Paper Co. Project)
                                   Series 1996

                          -----------------------------


                                      Dated

                                      as of

                                  July 1, 1996


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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.1.   Use of Defined Terms . . . . . . . . . . . . . . . . . .  1
     Section 1.2.   Definitions. . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.3.   Interpretation . . . . . . . . . . . . . . . . . . . . .  5
     Section 1.4.   Captions and Headings. . . . . . . . . . . . . . . . . .  6

ARTICLE II  REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.1.   Representations and Covenants of the Company . . . . . .  7

ARTICLE III  ISSUANCE OF THE SERIES 1996 BONDS; COMPLETION OF THE PROJECT. . 10
     Section 3.1.   Issuance of the Series 1996 Bonds; Application of
                     Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.2.   Disbursements from the Project Fund; Company Required
                     to Pay Costs in Event Project Fund Insufficient . . . . 10
     Section 3.3.   Acquisition, Construction and Installation . . . . . . . 12
     Section 3.4.   Investment of Fund Moneys. . . . . . . . . . . . . . . . 12
     Section 3.5.   Rebate Fund. . . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.6.   Completion of the Project. . . . . . . . . . . . . . . . 13

ARTICLE IV  LOAN BY ISSUER; REPAYMENT OF THE LOAN;
     LOAN PAYMENTS AND ADDITIONAL PAYMENTS . . . . . . . . . . . . . . . . .  14
     Section 4.1.   Loan Repayment; Delivery of Notes. . . . . . . . . . . . 14
     Section 4.2.   Additional Payments. . . . . . . . . . . . . . . . . . . 15
     Section 4.3.   Place of Payments. . . . . . . . . . . . . . . . . . . . 16
     Section 4.4.   Obligations Unconditional. . . . . . . . . . . . . . . . 16
     Section 4.5.   Assignment of Agreement and Revenues; Binding Effect
                     of Indenture on Company; Financing Statements . . . . . 16
     Section 4.6.   Deposit of Moneys in Bond Fund; Moneys for Redemption. . 17
     Section 4.7.   Assignment by Company. . . . . . . . . . . . . . . . . . 17

ARTICLE V  ADDITIONAL AGREEMENTS AND COVENANTS . . . . . . . . . . . . . . . 19
     Section 5.1.   Right of Inspection. . . . . . . . . . . . . . . . . . . 19
     Section 5.2.   Sale, Lease or Grant of Use by Company . . . . . . . . . 19
     Section 5.3.   Indemnification. . . . . . . . . . . . . . . . . . . . . 19
     Section 5.4.   Company Not to Adversely Affect Tax Exempt Status of
                     Bonds' Interest . . . . . . . . . . . . . . . . . . . . 20
     Section 5.5.   Company to Maintain its Existence; Sales of Assets
                     or Mergers. . . . . . . . . . . . . . . . . . . . . . . 20
     Section 5.6.   Books and Records; Financial Statements. . . . . . . . . 21
     Section 5.7.   Maintenance of Project by Company. . . . . . . . . . . . 21
     Section 5.8.   Insurance Required . . . . . . . . . . . . . . . . . . . 22

     Section 5.9.   Land Use . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 5.10.  Current Expenses . . . . . . . . . . . . . . . . . . . . 22
     Section 5.11.  Covenant with respect to Mortgage. . . . . . . . . . . . 22

ARTICLE VI  REDEMPTION OF SERIES 1996 BONDS. . . . . . . . . . . . . . . . . 24
     Section 6.1.   Optional Redemption. . . . . . . . . . . . . . . . . . . 24
     Section 6.2.   Extraordinary Optional Redemption. . . . . . . . . . . . 24
     Section 6.3.   Mandatory Redemption in Event of a Determination of
                     Taxability. . . . . . . . . . . . . . . . . . . . . . . 25
     Section 6.4.   Actions by Issuer. . . . . . . . . . . . . . . . . . . . 26

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . 27
     Section 7.1.   Events of Default. . . . . . . . . . . . . . . . . . . . 27
     Section 7.2.   Remedies on Default. . . . . . . . . . . . . . . . . . . 28
     Section 7.3.   No Remedy Exclusive. . . . . . . . . . . . . . . . . . . 29
     Section 7.4.   Agreement to Pay Attorneys' Fees and Expenses. . . . . . 30
     Section 7.5.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 7.6.   Notice of Default. . . . . . . . . . . . . . . . . . . . 30

ARTICLE VIII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 8.1.   Term of Agreement. . . . . . . . . . . . . . . . . . . . 31
     Section 8.2.   Amounts Remaining in Funds . . . . . . . . . . . . . . . 31
     Section 8.3.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 8.4.   Extent of Covenants of the Issuer; No Personal
                     Liability . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 8.5.   Binding Effect . . . . . . . . . . . . . . . . . . . . . 32
     Section 8.6.   Amendments and Supplements . . . . . . . . . . . . . . . 32
     Section 8.7.   Execution Counterparts . . . . . . . . . . . . . . . . . 32
     Section 8.8.   Severability . . . . . . . . . . . . . . . . . . . . . . 32
     Section 8.9.   Governing Law. . . . . . . . . . . . . . . . . . . . . . 32
     Section 8.10.  Further Assurances and Corrective Instruments. . . . . . 32
     Section 8.11.  Issuer and Company Representative. . . . . . . . . . . . 32
     Section 8.12.  Matters to be Considered by the Issuer . . . . . . . . . 33

EXHIBIT A  FORM OF NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B  PROJECT FACILITIES. . . . . . . . . . . . . . . . . . . . . . . .B-1

EXHIBIT C  FORM OF REQUISITION . . . . . . . . . . . . . . . . . . . . . . .C-1

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of July 1, 1996 between the BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE, a body corporate and politic as an agency of the State of New Hampshire (the "Issuer"), and CROWN PAPER CO. (the "Company"), a corporation for profit duly organized and validly existing under the laws of the Commonwealth of Virginia, under the following circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in
Article I hereof):

     A. The Company has requested, and the Issuer has agreed, to issue revenue bonds for the purpose of providing funds for the construction and acquisition of the Project.

     B. Pursuant to such request, the Issuer has determined to issue and sell the Series 1996 Bonds to assist in the financing of the Project undertaken by the Company.

     NOW THEREFORE, in consideration of the premises and the mutual representations and agreements hereinafter contained, the Issuer and the Company agree as follows (provided that any obligation of the Issuer created by or arising out of this Agreement shall never constitute an indebtedness of the Issuer or give rise to any pecuniary liability of the Issuer but shall be payable solely out of Revenues):


                                    ARTICLE I

                                   DEFINITIONS


     Section 1.1. USE OF DEFINED TERMS. In addition to the words and terms defined elsewhere in this Agreement or by reference to the Indenture or to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein. Unless otherwise defined herein, any terms defined in the Indenture shall have the same meaning herein.

     Section 1.2.  DEFINITIONS.  As used herein:

     "Act" means Chapter 162-I of the New Hampshire Revised Statutes Annotated, as amended and supplemented.

     "Additional Bonds" means the Additional Bonds as defined in the Indenture.

     "Additional Notes" means any nonnegotiable promissory note or notes, in addition to the Series 1996 Note, delivered by the Company to the Trustee in connection with the issuance of Additional Bonds, as provided herein.

     "Additional Payments" means the amounts required to be paid by the Company pursuant to the provisions of Section 4.2 hereof.

     "Agreement" means this Loan Agreement as amended or supplemented from time to time.

     "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee, containing the specimen signature of that person and signed on behalf of the Company by any of its officers. Such certificate may designate an alternate or alternates.

     "Bond Fund" means the Bond Fund created in the Indenture.

     "Bond Resolution" means (a) when used with reference to the Series 1996 Bonds, the resolution providing for their issuance and approving this Agreement, the Indenture and related matters; (b) when used with reference to an issue of Additional Bonds, the resolution providing for the issuance of the Series 1996 Bonds, to the extent applicable, and the resolution of the Issuer providing for the issuance of the Additional Bonds and approving any amendment or supplement to this Agreement, any Supplemental Indenture and related matters; and (c) when used with reference to Bonds when Additional Bonds are outstanding, the resolution providing for the issuance of the Series 1996 Bonds and the resolution of the Issuer providing for the issuance of the then outstanding and the then to be issued Additional Bonds; in each case as amended or supplemented from time to time.

     "Bond Service Charges" means, for any period or time, the principal of and interest and premium, if any, due on the Bonds for that period or payable at that time whether due at maturity, upon acceleration, redemption or otherwise.

     "Bonds" means the Series 1996 Bonds and any Additional Bonds.

     "Bond Year" means any annual period commencing on the anniversary date of the original issuance and delivery of the Bonds, with the earliest Bond Year commencing with that original date and the last Bond Year commencing on the anniversary date of such original date preceding or falling on the final payment in full of all outstanding Bonds of each series.

     "Change in Control" means, at any time after the date of original issuance of the Bonds, the relinquishment by Holdings of its ownership of outstanding shares of stock of the Company or, alternatively, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of Holdings; or, during any period of 12 consecutive calendar months, individuals who were either (i) directors of Holdings on the first day of such period or
(ii) whose nomination or election was approved by a vote of at least a majority of the directors then still in office who were directors of Holdings on the first day of such period or who were theretofore elected or nominated in accordance with this clause (ii), shall cease to constitute a majority of the board of directors of Holdings.

     "Code" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations (whether proposed, temporary or final) under that Code and the statutory predecessor of the Code, and any official rulings and judicial determinations under the foregoing applicable to the Bonds.

     "Company" means Crown Paper Co., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and duly authorized to conduct business in the State of New Hampshire and having its principal office in Oakland, California, and its lawful successors and assigns to the extent permitted by this Agreement.

     "Completion Date" means the date on which the Project is substantially complete as evidenced by a certificate of the Authorized Company Representative pursuant to Section 3.6 hereof.

     "Computation Date" means the last day of each Bond Year and the date on which the final payment in full of all outstanding Bonds of each series is made.

     "Determination of Taxability" means, with respect to the Series 1996 Bonds, receipt by the Company of written notice from Owner or former Owner or the Trustee of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in this Agreement or the Refunding Loan Agreement or the inaccuracy of any of its representations in this Agreement or the Refunding Loan Agreement, the interest paid or to be paid on any Bond (except to a "substantial user" of the Projects or a "related person" within the meaning of Section 147(a) of the Code) is or was includable in the gross income of the Bond's owner for federal income tax purposes. No such determination will be considered final unless the Owner or former Owner involved in the determination gives the Company and the Trustee prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceedings and to indemnify the Owner or former Owner against all liabilities that might result from it, the opportunity to control the defense of the proceedings and either the Company does not agree within thirty days to pay the expenses, indemnify the Owner or former Owner and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. As to any series of Additional Bonds, any Determination of Taxability shall be as defined in the applicable Supplemental Indenture.

     "Eligible Investments" means Eligible Investments as defined in the Indenture.

     "Event of Default" means any of the events described as an Event of Default in Section 7.1. hereof.

     "Excess Earnings" means Excess Earnings as defined in the Indenture.

     "Federal Tax Statement" means the Statement as to Tax Exempt Status of the Bonds executed by the Company in connection with the issuance of the Series 1996 Bonds.

     "Force Majeure" means any of the causes, circumstances or events described as constituting Force Majeure in Section 7.1. hereof.

     "Holdings" means Crown Vantage Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and having its principal office in Oakland, California, and its lawful successors and assigns to the extent permitted by this Agreement.

     "Indenture" means the Trust Indenture, dated as of even date herewith, between the Issuer and the Trustee, as amended or supplemented from time to time which provides for the issuance of the Series 1996 Bonds.

     "Issuer" means the Business Finance Authority of the State of New Hampshire, a body corporate and politic as an agency of the State of New Hampshire, and its predecessors, successors and assigns.

     "Loan" means the loan by the Issuer to the Company of the proceeds received from the sale of the Bonds.

     "Loan Payments" means the amounts required to be paid by the Company in respect of the Bond Service Charges pursuant to Section 4.1 hereof.

     "Notes" means the Series 1996 Note and any Additional Notes.

     "Notice Address" means:

          (a)  As to the Issuer:   14 Dixon Avenue, Suite 101
                                   Concord, NH 03301
               Attention:          Executive Director

          (b)  As to the Company:  300 Lakeside Drive, 14th Floor
                                   Oakland, CA 94612
               Attention:          General Counsel

          (c)  As to the Trustee:  The Bank of New York
                                   101 Barclay Street, 21st Floor West
                                   New York, New York  10286
               Attention:          Corporate Trust Trustee Administration


or such additional or different address, notice of which is given under Section
8.3 hereof.

     "Person" or words importing persons mean firms, associations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

     "Project" means the construction and acquisition of a "project" (within the meaning of the Act) used as sewage and solid waste disposal facilities, including the Project Facilities generally described on Exhibit B hereto.

     "Project Facilities" means the Company's facilities described in Exhibit B hereto, together with any additions, modifications and substitutions to those facilities.

     "Refunding Loan Agreement" means the Refunding Loan Agreement dated as of July 1, 1996 between the Issuer and the Company, as the same may be amended or supplemented from time to time.

     "Revenues" means (a) the amounts to be paid by the Company as Loan Payments, (b) all other moneys received or to be received by the Issuer or the Trustee in respect of Loan Payments, including, without limitation, all moneys and investments in the Bond Fund, (c) any moneys and investments in the Project Fund, and (d) all income and profit from the investment of the foregoing moneys. The term "Revenues" does not include any moneys or investments in the Rebate Fund, or amounts received by the Issuer as fees, reimbursement of costs and expenses, or indemnity.

     "Senior Debt" means the obligations of the Company under the Senior Loan Document.

     "Senior Loan Document" means the $350,000,000 Credit Agreement, dated as of August 15, 1995, among the Company, Holdings, the banks listed therein, the letter of credit issuing banks named therein and Morgan Guaranty Trust Company of New York, as Administrative Agent, J.P. Morgan Securities Inc., Arranger and The Bank of New York, The Long-Term Credit Bank of Japan, Ltd., NationsBank, N.A. (Carolinas), The Toronto-Dominion Bank (Texas, Inc.), Co-Agents.

     "Series 1996 Bonds" means the $12,300,000 Sewage and Solid Waste Disposal Revenue Bonds (Crown Paper Co. Project), Series 1996 of the Issuer authorized in the Bond Resolution and in Section 2.02 of the Indenture.

     "Series 1996 Note" means the nonnegotiable promissory note of the Company, dated as of the date of issuance of the Series 1996 Bonds, initially issued in the form attached hereto as Exhibit A and in the principal amount of $12,300,000, evidencing the obligation of the Company to make Loan Payments with respect to the Series 1996 Bonds.

     "Unassigned Issuer's Rights" means all of the rights of the Issuer to receive Additional Payments under Section 4.2 hereof, to inspect the Project under Section 5.1 hereof, to be held harmless and indemnified under Section 5.3 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, to receive notices under Section 8.3 hereof, to give or withhold consent under Sections 4.7, 5.2 and 8.6 hereof and to exercise remedies expressly reserved to the Issuer pursuant to Section 7.2 hereof.

     Section 1.3. INTERPRETATION. Any reference herein to the Issuer, or to any member or officer of the Issuer, includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

     Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the laws of the State or to any statute of the United States of America, includes that section, provision or chapter or statute as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter of statute shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Owners, the Trustee or the Company under this Agreement.

     Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder", "hereinafter", and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Series 1996 Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

     Section 1.4. CAPTIONS AND HEADINGS. The captions and headings in this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               (End of Article I)

                                   ARTICLE II

                                 REPRESENTATIONS


     Section 2.1. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company represents and covenants that:

     (a) It is a corporation duly incorporated under the laws of the Commonwealth of Virginia, and is duly qualified and authorized to transact business in the State.

     (b) It has full power and authority to execute, deliver and perform this Agreement and the Series 1996 Note and to enter into and carry out the transactions contemplated by those documents. That execution, delivery and performance do not, and will not, cause or result in a material violation in any provision of law applicable to the Company or the Company's Articles of Incorporation or its Bylaws and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound. This Agreement and the Series 1996 Note have, by proper action, been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement and the Series 1996 Note valid and binding obligations of the Company.

     (c) Not more than $100,000 of the proceeds of the Series 1996 Bonds will be used to finance the acquisition and construction of any costs of the Project funded by such Bonds that were paid or incurred (i) prior to July 18, 1993 with respect to costs of the Project described in the resolution of the Issuer adopted March 11, 1992 or (ii) more than 60 days prior to the adoption of the resolution of the Issuer on October 16, 1995 with respect to costs of the Project described in such resolution (and not described in the March 11, 1992 resolution).

     (d) The provision of financial assistance made available to it hereunder and the commitments therefor made by the Issuer induced the Company to maintain within the jurisdiction of the Issuer that business of the Company to be conducted by use of the Project and such business will create or preserve jobs and employment opportunities within the jurisdiction of the Issuer.

     (e) The Company has no present intention to sell or otherwise dispose of or cease operating the Project.

     (f) The requisitions of the Company from the Project Fund will be such that at least 95% of the proceeds of the Bonds (including investment earnings thereon) will be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under Section 167 of the Code and constituting "sewage facilities" or "solid waste disposal facilities" within the meaning of

     Sections 142(a)(5) and (6) of the Code and at least 72.1% of such proceeds will be used for the acquisition, construction, reconstruction or improvement of such solid waste disposal facilities. No more than two percent (2%) of the proceeds of the Series 1996 Bonds shall be used to pay the costs of issuance of the Series 1996 Bonds. None of the proceeds of the Series 1996 Bonds will be used to provide working capital.

     (g) The average maturity of the Series 1996 Bonds does not exceed 120% of the average reasonably expected economic life of the facilities to be financed by the Series 1996 Bonds, determined pursuant to Section 147(b) of the Code as of the later of the date the Series 1996 Bonds are issued or the date the Project Facilities are expected to be placed in service.

     (h) None of the proceeds of the Series 1996 Bonds will be used to provide any airplane, skybox or other private luxury box or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

     (i) Less than 25% of the proceeds of the Series 1996 Bonds will be used to acquire land or any interest therein, and none of the proceeds of the Series 1996 Bonds will be used to provide land which is to be used for farming purposes.

     (j) No portion of the proceeds of the Series 1996 Bonds will be used to acquire existing property or any interest therein unless such acquisition met the rehabilitation requirements of Section 147(d) of the Code.

     (k) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and the information statement pursuant to Section 149(e) of the Code with respect to the Series 1996 Bonds is accurate and complete as of the date of the issuance of the Series 1996 Bonds.

     (l) After the expiration of any applicable temporary period under Section 148(d)(3) of the Code, at no time during any Bond Year will the aggregate amount of gross proceeds of the Series 1996 Bonds invested in higher yielding investments (within the meaning of Section 148(b) of the Code) exceed 150% of the debt service on the Series 1996 Bonds for such Bond Year and the aggregate amount of gross proceeds of the Series 1996 Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Series 1996 Bonds is reduced, provided however that the foregoing shall not require the sale or disposition of any investments in higher yielding investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section 5.08 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section 5.08 of the Indenture were due at such time.

     (m) The Series 1996 Bonds are not and will not be "federally guaranteed" within the meaning of Section 149(b) of the Code.

     (n) The Company will not take any action or omit to take any action if such action or omission would cause the Series 1996 Bonds to be included in gross income for federal income tax purposes.

     (o) The Project constitutes an "industrial facility" within the meaning of the Act.

                               (End of Article II)

                                   ARTICLE III

          ISSUANCE OF THE SERIES 1996 BONDS; COMPLETION OF THE PROJECT


     Section 3.1. ISSUANCE OF THE SERIES 1996 BONDS; APPLICATION OF PROCEEDS. To provide funds for the purpose of financing the facilities of the Project, the Issuer will issue, sell and deliver the Series 1996 Bonds to the Original Purchaser. The Series 1996 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Company hereby approves the terms and conditions of the Indenture, the Purchase Agreement and the Series 1996 Bonds, and of the terms and conditions under which the Series 1996 Bonds will be issued, sold and delivered. The Company shall carry out any duties or obligations imposed upon it by the Indenture.

     The proceeds from the sale of the Series 1996 Bonds shall be paid over to the Trustee for the benefit of the Company and the Owners of the Series 1996 Bonds and deposited as follows: (a) a sum equal to any accrued interest paid by the Original Purchaser on the Series 1996 Bonds shall be deposited in the Series 1996 Bond Fund and (b) the balance of the proceeds of the Series 1996 Bonds shall be deposited in the Project Fund. Pending disbursement pursuant to
Section 3.2 hereof the proceeds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues in which a security interest is granted by the Issuer to secure the payment of Bond Service Charges with respect to the Series 1996 Bonds as provided in the Indenture.

     At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and provide the proceeds from the sale thereof to the Company.

     Section 3.2. DISBURSEMENTS FROM THE PROJECT FUND; COMPANY REQUIRED TO PAY COSTS IN EVENT PROJECT FUND INSUFFICIENT. In the Indenture, the Issuer has authorized and directed the Trustee to make disbursements from the Project Fund to reimburse or pay the Company or any person designated by the Company for the following:

          (a) Costs incurred directly or indirectly for or in connection with the acquisition, construction, improvement or installation of the Project, including, but not limited to, those costs incurred for preliminary planning and studies, architectural, legal, engineering, accounting, consulting and supervisory and other services, labor, services, materials, acquisition, construction and installation, recording of documents and title work relating to the Project.

          (b) Premiums attributable to all insurance required to be taken and maintained during the construction of the Project and the premium on each surety bond, if any, required with respect to work on the Project.

          (c) Taxes, assessments and other charges in respect of the Project that may become due and payable during the construction of the Project.

          (d) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

          (e) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Series 1996 Bonds and the preparation and delivery of this Agreement, the Indenture and other related documents, but not in an amount in excess of 2% of the sale proceeds of the Series 1996 Bonds.

          (f) Fees and expenses that may become due during the construction of the Project of the Trustee and of any paying agent properly incurred under the Indenture.

          (g) Any other incidental and necessary costs including without limitation any expenses, fees and charges relating to the acquisition, construction, improvement or installation of the Project (excluding, however, the acquisition of motor vehicles, raw materials, supplies inventory or accounts receivable, or for provision of working capital).

          (h) Payment of any amounts necessary to pay interest on the Series 1996 Bonds during the construction of the Project.

          (i)  Payments made to the Rebate Fund.

     Any disbursements from the Project Fund shall be made by the Trustee only upon the written requisition signed by the Authorized Company Representative. Each such written order shall be in substantially the form of requisition request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by copies of the payments or reimbursements requested. In the case of any contract providing for the retention of a portion of the contract price there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and when the amount of any such retention is due and payable, then such retention may be paid from the Project Fund.

     All moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the costs provided for in subsections (a) through (h) of this Section, then due and payable, shall be transferred to the Bond Fund, except for amounts retained by the Trustee for any cost of the Project, or for amounts retained because the Company shall have directed the Trustee to use such moneys to purchase Bonds for the purpose of cancellation.

     In the event the moneys in the Project Fund (including moneys from the proceeds of any Additional Bonds sold to finance completion of the Project) should not be sufficient to pay in full the costs to be paid therefrom, the Company agrees, for the benefit of the Issuer and in order to fulfill the purposes of the Act, to complete the construction and equipping to be accomplished pursuant hereto and to pay that portion of the costs therefor as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys, which will be paid into the Project Fund and which under the provisions of this Agreement will be available for payment of the costs of the acquisition, construction and equipping to be accomplished pursuant hereto, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay pursuant hereto any portion of the said costs of the construction and equipping, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or abatement or postponement of this Agreement.

     Section 3.3. ACQUISITION, CONSTRUCTION AND INSTALLATION. The Company agrees that it will acquire, construct, install and equip the Project or cause the Project to be acquired, constructed, installed and equipped in accordance with plans and specifications on file at the Project and otherwise in accordance with this Agreement.

     The Company may, after the execution and delivery of this Agreement, cause such changes to be made to the plans and specifications for the Project as it may desire and as will not result in any material change in the basic design of the Project or result in a material addition to or deletion from the Project or in changing its character as an "industrial facility" within the meaning of the Act or a sewage or solid waste disposal facility within the meaning of Section 142(a)(5) and (6) of the Code.

     The Company shall have the sole responsibility for the acquisition, construction, installation and equipping of the Project and shall perform the same itself or through agents, contractors and others selected by it, and may make or issue such contracts, orders, receipts and instructions, and in general do or cause to be done all such other things, as it may in it sole discretion consider requisite or advisable for the acquisition, construction, installation and equipping of the Project consistent with this Agreement and the Indenture. The Company shall have full authority and the sole right under this Agreement to supervise and control directly or indirectly all aspects of the acquisition, construction, installation and equipping of the Project consistent with this Agreement and the Indenture. All contracts for carrying out the Project shall be in the Company's own name. The Issuer shall not be liable to the Company or any other person for any latent or patent defect in the Project.

     The Company will proceed with the Project with due diligence and will use all reasonable efforts to cause the Project to be completed on or before three years from the date of issuance of the Bonds.

     Section 3.4. INVESTMENT OF FUND MONEYS. At the written request or at the oral request, confirmed in writing within two Business Days, of the Authorized Company Representative, any moneys held as part of the Bond Fund, the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in specified Eligible Investments. The Company hereby covenants that it will restrict any investment and reinvestment and the use of the proceeds of the Series 1996 Bonds in such manner and to such extent, if any, as may be necessary so that the Series 1996 Bonds will not constitute arbitrage bonds under Section 148 of the Code.

     Section 3.5. REBATE FUND. Within five days after the end of each Bond Year and within five days after payment in full of all outstanding Bonds of each series, the Company shall calculate the amount of Excess Earnings as of the end of that Bond Year or the date of such payment in full and shall notify the Trustee of that amount. If the amount then on deposit in the applicable account in Rebate Fund created under the Indenture is less than the amount of Excess Earnings for that series of Bonds (computed by taking into account the amount or amounts, if any, previously paid to the United States pursuant to Section 5.08 of the Indenture and this Section), the Company shall, within five days after the date of the aforesaid calculation, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings for that series of Bonds. The Company agrees to direct the Trustee to make rebate payments to the United States as are required pursuant to Section 5.08 of the Indenture. The obligation of the Company to make such payments and provide direction to the Trustee hereunder shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture or termination of this Agreement.

     Section 3.6. COMPLETION OF THE PROJECT. The Company agrees that it will cause the completion of the Project with all reasonable dispatch and will pay when due all fees, costs and expenses incurred in such acquisition and construction from funds available therefor in accordance with this Agreement or otherwise. The Company further agrees that it will ask, demand, sue for, levy, recover and receive all such sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition and construction of the Project, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto.

     The Completion Date of the Project shall be evidenced to the Issuer and the Trustee by a certificate signed by the Authorized Company Representative stating
(i) the date on which the acquisition and improvement of the Project were substantially completed, (ii) that all other facilities necessary in connection with the Project have been acquired and improved, (iii) that the acquisition and improvement of the Project and such other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations, (iv) that all costs of such acquisition and improvement then due and payable have been paid and (v) the amounts which the Trustee shall retain in the Project Fund for the payment of costs not yet due or the liability for which the Company is contesting or which otherwise should be retained and the reasons such amounts should be retained. Such certificate may state that it is given without prejudice to any rights against third parties which then exist or may subsequently come into being.

                              (End of Article III)

                                   ARTICLE IV

                     LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                      LOAN PAYMENTS AND ADDITIONAL PAYMENTS


     Section 4.1. LOAN REPAYMENT; DELIVERY OF NOTES. In consideration of issuance of the Series 1996 Bonds, the Company shall make, as loan payments, in lawful money of the United States of America, on or before each date that any payment of principal, premium or interest on any Bond is due (at a maturity, upon redemption, by acceleration or otherwise), Loan Payments which correspond, as to amount, to the Bond Service Charges then payable on the Series 1996 Bonds so that the Trustee shall have immediately available funds in its possession on each such date that a payment is due on the Bonds in the full amount of such payment. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Series 1996 Note for the account of the Issuer and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges.

     To further evidence the Company's performance of its obligations under this Agreement, the Company shall execute and deliver to the Trustee, concurrently with the issuance and delivery of the Series 1996 Bonds, the Series 1996 Note. The Series 1996 Note shall be dated as of the date of this Agreement and shall mature and bear interest, shall contain substantially the other terms and provisions and shall be subject to prepayment, as set forth, in Exhibit A hereto.

     So long as there exists no Event of Default hereunder, the Company shall be entitled to a credit against the Loan Payments required to be made on any date to the extent that the balance in the Bond Fund (which is available therefor) is then in excess of amounts required (a) for the payment of Bonds theretofore called for redemption, (b) for the payment of interest due on a prior date for which checks or drafts have been drawn and mailed by the Trustee and (c) to be deposited in the Bond Fund by the Indenture for use other than for the payment of Bond Service Charges on such date. In any event, however, if on any date that any payment of principal, premium or interest on any Bond is due (at maturity, upon redemption, by acceleration or otherwise), the balance in the Bond Fund (which is available therefor) is for any reason insufficient to make required payments of Bond Service Charges, as and when due, the Company forthwith will pay to the Trustee in immediately available funds, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.

     In connection with the issuance of any Additional Bonds, the Company shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Series 1996 Note. All such Additional Notes shall:

     (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

     (b) require payments of principal and redemption payments and any premium equal to the payments of principal, prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;

     (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

     (d) contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

     All payments on the Notes shall be applied solely to the payment of Bond Service Charges on all outstanding Bonds, except that, so long as no Event of Default has occurred and is subsisting hereunder, payments by the Company on any of the Notes shall be used by the Trustee to make a like payment of Bond Service Charges on the corresponding Bonds in connection with which those Notes were delivered and shall constitute Loan Payments made in respect of those corresponding Bonds.

     Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity, upon acceleration or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, and upon payment of all amounts owed to the Trustee, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and cancelled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Company thereunder shall be terminated, and any of those Notes shall be surrendered by the Trustee to the Company, and shall be cancelled by the Company, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Company for cancellation if all Bonds shall have been paid (or provision made therefor) and cancelled as aforesaid. Unless the Company is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.

     Except for such interest of the Company as may hereinafter arise pursuant to Section 8.2 hereof or Section 5.06 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Owners.

     Section 4.2.  ADDITIONAL PAYMENTS.

     (a) The Company shall pay to the Issuer, as Additional Payments hereunder, any and all reasonable costs and expenses incurred or to be paid by the Issuer in connection with the issuance, delivery and carrying of the Series 1996 Bonds and Additional Bonds, including without limitation, (i) any necessary expenses incurred by the members of the Issuer while engaged in the performance of their duties as such members or officers of the Issuer, (ii) the reasonable fees and expenses of counsel to the Issuer and of bond counsel, (iii) all publication, filing and recording fees, and (iv) expenses incurred or advances made in the exercise of the Issuer's rights or the performance of its obligations hereunder, under the Indenture, or under the Purchase Agreement.

     (b) The Company also agrees to pay to the Trustee, when due, until the principal of, premium, if any and interest on the Bonds shall have been paid in full: (i) an amount equal to the annual fee of the Trustee for its Ordinary Services rendered as Trustee and the Ordinary Expenses (including reasonable attorneys' fees and expenses) of the Trustee incurred as Trustee under the Indenture (including reasonable attorneys' fees and expenses), (ii) the reasonable fees and charges of the Trustee as Registrar, authenticating agent and paying agent under the Indenture, (iii) the reasonable fees and charges of the Trustee for Extraordinary Services rendered by it and Extraordinary Expenses (including reasonable attorneys' fees and expenses) incurred by it under the Indenture and (iv) all other amounts which the Trustee is entitled to receive hereunder or under the Indenture as reimbursement or indemnity; provided, however, that the Company may, without creating a default hereunder, withhold such payment to contest in good faith the necessity or reasonableness for any such Extraordinary Services or Extraordinary Expenses and the reasonableness of any such fees, charges or expenses that the Trustee has incurred without the consent of the Company in excess of $2,000.

     (c) Upon the issuance of the Bonds, the Company shall pay the Issuer an administrative fee of $92,250.

     Section 4.3. PLACE OF PAYMENTS. The Company shall make all Loan Payments directly to the Trustee at its principal corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

     Section 4.4. OBLIGATIONS UNCONDITIONAL. The obligations of the Company to make Loan Payments, Additional Payments and any payments required of the Company under Section 3.2 hereof or Section 5.07 of the Indenture shall be absolute and unconditional under any and all circumstances whatsoever, and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other Person.

     Section 4.5. ASSIGNMENT OF AGREEMENT AND REVENUES; BINDING EFFECT OF INDENTURE ON COMPANY; FINANCING STATEMENTS. To secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, its rights under and interest in this Agreement (except for the Unassigned Issuer's Rights) and shall assign and grant a security interest in the Revenues to the Trustee.

     The Company hereby agrees and consents to those assignments and grants. The Company hereby agrees to be bound by and to comply with the provisions of the Indenture applicable to, affecting or purporting to bind the Company. The Trustee shall be a third party beneficiary of this Agreement and shall be entitled to all rights provided to it hereunder and to enforce all provisions hereof.

     The Company will, at its own expense, cause all necessary financing statements, amendments thereto, continuation statements and instruments of similar character relating to the assignment and grants made to secure the Bonds, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Owners of the Bonds and the rights of the Trustee under this Agreement and the Indenture.

     Section 4.6. DEPOSIT OF MONEYS IN BOND FUND; MONEYS FOR REDEMPTION. The Company may at any time deposit moneys in the Bond Fund, without premium or penalty, to be held by the Trustee for application to Loan Payments not yet due and payable. Such deposits shall be credited against the Loan Payments, or any portion thereof, in the order of their due dates. In addition, the Company may deliver moneys to the Trustee for optional redemption of Series 1996 Bonds pursuant to Section 6.1 or 6.2 hereof and shall deliver moneys to the Trustee for mandatory redemption of Series 1996 Bonds pursuant to Section 6.3 hereof.

     Section 4.7. ASSIGNMENT BY COMPANY. This Agreement may be assigned in whole or in part by the Company without the necessity of obtaining the consent of the Issuer, the Trustee or the Owners, subject, however, to each of the following conditions:

          (a) Unless waived by the Issuer, the Company shall notify the Issuer in writing of the identity of any assignee at least 15 Business Days prior to the effective date of such assignment;

          (b) No assignment (other than pursuant to Section 5.5 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment the Company shall continue to remain primarily liable for the payment of the Loan Payments and Additional Payments and for performance and observance of the agreements on its part herein provided to be performed and observed by it;

          (c) Any assignment from the Company must retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned;

          (d) The Company shall, within thirty (30) days after execution thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with any instrument of assumption;

          (e) Any assignment from the Company shall not materially impair fulfillment of the purposes to be accomplished by operation of the Project as a project, the refinancing and financing, respectively, of which is permitted under the Act; and

          (f) No assignment from the Company shall occur unless and until the Company obtains an opinion of Bond Counsel to the effect that such assignment will not, in and of itself, have an adverse effect on the exclusion of interest on the Series 1996 Bonds from gross income for federal income tax purposes;

provided, however, that the foregoing conditions shall not apply if all of the Owners and the Issuer consent in writing to the assignment of this Agreement.

                               (End of Article IV)

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS


     Section 5.1. RIGHT OF INSPECTION. Subject to reasonable security and safety regulations and upon two days' written notice, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

     Section 5.2. SALE, LEASE OR GRANT OF USE BY COMPANY. The Company may sell, lease or otherwise grant the right to occupy and use the Project, in whole or in part, to others, provided that:

     (a) No such grant, sale or lease shall relieve the Company from its obligations under this Agreement or the Notes;

     (b) In connection with any such grant, sale or lease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement and the Notes;

     (c) No such grant, sale or lease shall impair materially the purposes of the Act to be accomplished by operation of the Project as a project as provided herein and in the Act;

     (d) The Issuer consents to such sale, lease or other such grant in writing;

     (e) The Company obtains the opinion of Bond Counsel to the effect that such lease, sale or grant shall not have an adverse effect on the exclusion of interest on the Bonds from gross income for federal income tax purposes.

Notwithstanding the foregoing, the Company may remove, sell or otherwise dispose of property that has become worn out, obsolete or unnecessary for its business purposes without satisfying the requirements of Clauses (d) and (e).

     Section 5.3. INDEMNIFICATION. The Company regardless of any agreement to maintain insurance, will indemnify the Issuer against (a) any and all liabilities, claims, damages, costs and expenses by any person related to the participation of the Issuer in the transactions contemplated by the Indenture, the Purchase Agreement, or this Agreement, including without limitation claims arising out of any condition of the Project or the construction, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Project site; any breach by the Company of its obligations under the Purchase Agreement or this Agreement; any act or omission of the Company or any of its agents, contractors, servants, employees or licensees; or the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees and expenses, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Issuer by reason of any such claim, the Company will defend the same at its expense upon notice from the Issuer, and Issuer will cooperate with the Company, at the expense of the Company, in connection therewith.

     The Company agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, claims, damages, costs and expenses incurred by or asserted against the Trustee without negligence or bad faith on the part of the Trustee, on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Notes or the Indenture or in connection with the Project or the sale of the Bonds, or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture or the Notes.

     In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Company. An indemnified party may employ separate counsel and participate in the defense, which shall be at the expense of the indemnified party unless such counsel is approved by the Company which such approval shall not be unreasonably withheld. The Company shall not be liable for any settlement made without its consent.

     The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

     This section shall survive the termination of this Agreement and the Indenture.

     Section 5.4. COMPANY NOT TO ADVERSELY AFFECT TAX EXEMPT STATUS OF BONDS' INTEREST. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Series 1996 Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any action that would adversely affect such exclusion under the provisions of the Code.

     Section 5.5. COMPANY TO MAINTAIN ITS EXISTENCE; SALES OF ASSETS OR MERGERS. The Company shall do all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by this Section 5.5. In particular, the Company shall not (a) sell, transfer or otherwise dispose of all, or substantially all, of its assets;

(b) consolidate with or merge into any other entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions shall not apply, however, to a transaction if all of the following conditions are met:

     (i) the transferee or the surviving or resulting entity is duly formed and existing under the laws of one of the states of the United States of America or the District of Columbia and is duly qualified to do business in the State;

     (ii) the transferee or the surviving or resulting entity, if other than the Company, by proper written instrument satisfactory to the Issuer and the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Company under this Agreement, the Indenture and the Notes;

     (iii) no Event of Default, or condition which with the passage of time or notice would become an Event of Default, will exist hereunder or under the Indenture immediately after the transfer, consolidation or merger; and

     (iv) the Company obtains the opinion of Bond Counsel regarding the exclusion of interest on the Series 1996 Bonds from gross income for federal income tax purposes.

     Section 5.6. BOOKS AND RECORDS; FINANCIAL STATEMENTS. The Company shall within 120 days after the close of each fiscal year furnish to the Trustee, the Issuer and the Owner of any Bond who shall request the same in writing a copy of each of the consolidated financial statements for the Company, certified by its independent certified public accountants, that it customarily furnishes to its shareholders; provided that so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, a copy of the Company's annual report on Form 10-K shall satisfy this requirement. The Company also agrees to furnish to the Trustee, the Issuer and the Owner of any Bond who shall request the same in writing a copy of each of the other financial statements and reports which it customarily furnishes to its shareholders at the same times as they are furnished to its shareholders. The Company agrees to permit the Issuer and the Trustee to examine the books and records of the Company with respect to the Project at reasonable times and upon reasonable notice.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder.

     Section 5.7. MAINTENANCE OF PROJECT BY COMPANY. The Company agrees that at all times during the term of this Agreement it will, at its own expense, maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept with the appurtenances and every part and parcel thereof, in good repair, working order and condition and it will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that all or any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove all or such portion of the Project and sell, trade-in, exchange or otherwise dispose of the Project or such removed portion, provided that such removal shall not impair (i) the character of the Project as an "industrial facility" as such term is defined in the Act, or (ii) the exclusion of interest on the Bonds from gross income for federal income tax purposes.

     The removal from the Project of any portion thereof pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the payments and other sums payable hereunder.

     Section 5.8. INSURANCE REQUIRED. The Company agrees that at all times during the term of this Agreement it will, at its own expense, insure the Project in such amounts and in such manner (including self insurance) as its similar properties are usually insured by it, and will carry liability insurance with respect to the Project in such amounts and in such manner (including self insurance) as are carried by it with respect to similar properties. The proceeds of any fire or casualty insurance carried on the Project shall belong solely to the Company and the Company shall have no obligation to pay any part thereof to the Issuer or the Trustee. In addition, the Company shall have no obligation to apply the proceeds of any insurance to the repair or reconstruction of the Project.

     Section 5.9. LAND USE. In the acquisition, construction, maintenance, improvement and operation of the Project, the Company will comply in all material respects with all applicable building, zoning, subdivision, environmental protection, sanitary and safety and other land use laws, rules and regulations and will not permit any nuisance thereat. It shall not be a breach of this Section if the Company fails to comply with such laws, rules and regulations during any period in which the Company shall in good faith be diligently contesting the validity thereof.

     Section 5.10. CURRENT EXPENSES. The Company will pay all costs and expenses of operation, maintenance and upkeep of the Project including without limitation all taxes, excises and other governmental charges lawfully levied thereon or with respect to the Company's interest therein or use thereof. It shall not be a breach of this Section if the Company fails to pay any such taxes or charges during any period in which the Company shall in good faith be diligently contesting the validity or amount thereof.

     Section 5.11. COVENANT WITH RESPECT TO MORTGAGE. (a) The Company agrees that it will not take (or permit to be taken) any action with respect to the amendment or termination of the Mortgage or the rights of the owners thereunder, the release of all or any part of the property subject to the lien of the Mortgage, or the waiver or release of any right of the Company under the Mortgage unless and until there has been delivered to the Trustee the following:
(1) written evidence from each Rating Agency to the effect that such action, release or waiver will not result in the withdrawal or reduction of such Rating Agency's then current rating of the Bonds; (2) an Opinion of Counsel stating that such action by the Trustee is permitted by the Indenture and this

Agreement; and (3) an Opinion of Tax Counsel stating that such action by the Trustee will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. At such time as the Company's obligations under the Senior Loan Document (or any refinancing thereof) have been fully discharged, it is the Company's intention that the Bondholders (together with the holders of any other debt then secured under the Mortgage) shall succeed to all the rights and remedies under the Mortgage of the lenders under the Senior Loan Document, with full right to control any proceedings thereunder.

     (b) By its execution and delivery of this Agreement, the Company authorizes the Trustee to execute and deliver the Mortgage Acknowledgement attached to the Indenture. In connection with such execution and delivery by the Trustee, the Company represents to the Trustee for the benefit of Owners of the Bonds that the Bonds constitute "Permitted IRB Debt" as defined in the Mortgage.

                               (End of Article V)

                                   ARTICLE VI

                         REDEMPTION OF SERIES 1996 BONDS


     Section 6.1. OPTIONAL REDEMPTION. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Company may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made for the purpose of prepaying amounts due under this Agreement and the Series 1996 Note and direct the Trustee to use the moneys so delivered for the purpose of purchasing or redeeming Bonds pursuant to Subsection 4.01(c) of the Indenture of the Series 1996 Bonds. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement or the Series 1996 Note.

     Section 6.2. EXTRAORDINARY OPTIONAL REDEMPTION. The Company may deliver, subject to the conditions hereinafter imposed, to the Trustee the moneys needed to redeem the entire unpaid principal balance of the Series 1996 Bonds in accordance with Subsection 4.01(a) of the Indenture upon the occurrence of any of the following events:

     (a) The Project shall have been damaged or destroyed to such an extent that the Company has determined and notified the Issuer and the Trustee that (1) the Project cannot reasonably be expected to be restored, within a period of six consecutive months, to the condition thereof immediately preceding such damage or destruction or (2) the normal use and operation of the Project is reasonably expected to be prevented for a period of six consecutive months;

     (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain to such extent that (1) the Project cannot reasonably be expected to be restored within a period of six consecutive months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of six consecutive months;

     (c) As a result of any changes in the Constitution of the State, the Constitution of the United States of America, or state or federal laws as a result of legislative or administrative action or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Company in good faith, the obligations of the Company under this Agreement or the Series 1996 Note shall have become void or unenforceable or impossible of performance in any material respect in accordance with the intent and purpose of the parties as expressed in this Agreement and the Series 1996 Note, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, federal, state or other ad valorem property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

     (d) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate the Project or technological or other changes make continued operation of the Project uneconomical in the opinion of the Company.

Moneys delivered by the Company to the Trustee pursuant to this Section shall upon the redemption of the Series 1996 Bonds constitute a prepayment of amounts otherwise due under the Section 4.1 of this Agreement and of the Series 1996 Note. The Company shall, if it is to exercise its right to prepayment specified in this Section, within six months following the occurrence of an event described above, give notice to the Issuer and to the Trustee of such occurrence and, if the Company shall so elect, upon the occurrence of an event specified in clauses (a) or (b) above, that the Company does not intend to restore the affected Project. Such notice also shall specify the date on which the Company will deliver the funds required to redeem the Series 1996 Bonds, which date shall be not more than ninety days from the date that notice is mailed. The Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     The amount payable by the Company in the event of redemption of Series 1996 Bonds pursuant to this Section and Subsection 4.01(a) of the Indenture shall be the sum of the following:

     (i) An amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, plus any accrued interest thereon, and discharge all then outstanding Series 1996 Bonds of the applicable series on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

     (ii) An amount of money equal to the Additional Payments relating to the applicable Series 1996 Bonds accrued and to accrue until actual final payment and redemption of such Series 1996 Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due, plus

     (iii) An amount sufficient to pay all amounts due or that will become due with respect to the Series 1996 Bonds pursuant to Section 3.5 hereof,
     Section 5.08 of the Indenture and Section 148(f) of the Code.

The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.

     Section 6.3. MANDATORY REDEMPTION IN EVENT OF A DETERMINATION OF TAXABILITY. Upon receipt by the Company from any Owner or the Trustee of notice of Determination of Taxability with respect to the Series 1996 Bonds, the Company shall, in the manner and upon the earliest practicable date selected by the Trustee (after consultation with the Company as provided in the Indenture), and in no event later than 180 days following that notice, deliver to the Trustee the moneys needed to redeem the applicable principal amount of outstanding Series 1996 Bonds in accordance with the loss of tax exemption redemption provisions set forth in Subsection 4.01(b) of the Indenture. The amount payable by the Company in such event shall be an amount which, together with any moneys available in the Bond Fund for such purposes, shall equal 100% of the outstanding principal amount of the series of Series 1996 Bonds to be redeemed, together with accrued interest to the redemption date. In the event that all Series 1996 Bonds are redeemed in accordance with this Section, the amount payable by the Company shall include an amount of money equal to the Additional Payments relating to the Series 1996 Bonds accrued and to accrue until actual final payment and redemption of the Series 1996 Bonds. Moneys delivered by the Company to the Trustee pursuant to this Section shall upon the redemption of the Series 1996 Bonds constitute a prepayment of amounts otherwise due under Section 4.1 hereof and the Series 1996 Note.

     Section 6.4. ACTIONS BY ISSUER. At the request of the Company or the Trustee, the Issuer shall take all steps, if any, required of it under the applicable provisions of the Indenture or the Series 1996 Bonds to effect the redemption of all or a portion of the Series 1996 Bonds pursuant to this
Article VI.

                               (End of Article VI)

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES


     Section 7.1. EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

     (a) The Company shall fail to pay any Loan Payment when and as that Loan Payment is due and payable;

     (b) The Company shall fail to deliver to the Trustee, or cause to be delivered on its behalf, the moneys needed to redeem any outstanding Series 1996 Bonds in the manner and upon the date requested in writing by the Trustee as provided in Article VI of this Agreement;

     (c) The Company shall fail to observe and perform any other agreement, term or condition contained in this Agreement (other than with respect to Section 5.4 hereof), and the continuation of such failure for a period of ninety days after notice thereof shall have been given to the Company by the Trustee, or for such longer period as the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected, but not within the applicable period, that failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues such action to completion;

     (d) The Company shall: (i) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have such a proceeding remain undismissed and unstayed for ninety days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property;

     (e)  The occurrence and continuance of a Change of Control;

     (f) The occurrence and continuance of any event of default under the Senior Loan Document resulting in the acceleration of the Senior Debt; and

     (g) The occurrence and continuance of any event of default under the Refunding Loan Agreement or the Refunding Trust Indenture dated as of July 1, 1996 between the Issuer and The Bank of New York, as Trustee.

     Notwithstanding the foregoing, if, by reason of Force Majeure, the Company is unable to perform or observe any agreement, term or condition hereof (other than any under Sections 7.1(a), (b) or (d) or otherwise with respect to the payment of money, as to which Force Majeure shall not be applicable) which would give rise to an Event of Default under subsection (c) hereof, the Company shall not be deemed in default during the continuance of such inability. However, the Company shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use its best efforts to remove the effects thereof; provided that the settlement of strikes or other industrial disturbances shall be entirely within its discretion.

     The term Force Majeure shall mean, without limitation, the following:

          (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

          (ii) any cause, circumstance or event not reasonably within the control of the Company.

     The declaration of an Event of Default under subsection (d) above, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding that declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

     Section 7.2. REMEDIES ON DEFAULT. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

     (a) If acceleration of the principal amount of the Series 1996 Bonds has been declared pursuant to Section 7.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable;

     (b) The Issuer or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company pertaining to the Project; or

     (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Series 1996 Note or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

Notwithstanding the foregoing, the Issuer shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer at no cost or expense to the Issuer. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 5.06 of the Indenture for transfers of remaining amounts in the Bond Fund.

     If an Event of Default under Section 7.1(d) hereof shall occur and be continuing, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement, irrespective of whether the principal of the Bonds or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2 or of Section 6.02 of the Indenture, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and disbursements incurred by it up to the date of such distribution.

     The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Series 1996 Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

     Section 7.3. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Series 1996 Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

     Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including, without limitation, attorneys' fees and expenses, in connection with the enforcement of this Agreement, the Series 1996 Note or the Indenture or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for such expenses so incurred upon demand, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, to the date of payment thereof.

     Section 7.5. NO WAIVER. No failure by the Issuer or the Trustee to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     Section 7.6. NOTICE OF DEFAULT. The Company shall notify the Trustee in writing immediately if it becomes aware of the occurrence of any Event of Default hereunder of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                              (End of Article VII)

                                  ARTICLE VIII

                                  MISCELLANEOUS


     Section 8.1. TERM OF AGREEMENT. This Agreement shall be and remain in full force and effect from the date of delivery of the Series 1996 Bonds to the Original Purchaser until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to Article IX of the Indenture and all other sums payable by the Company under this Agreement and the Series 1996 Note shall have been paid, except for obligations of the Company under Sections 3.5, 4.2 and 5.3 hereof, which shall survive any termination of this Agreement.

     Section 8.2. AMOUNTS REMAINING IN FUNDS. Any amounts in the Bond Fund remaining unclaimed by the Owners of Bonds for two years after the due date thereof (whether at stated maturity, by redemption or pursuant to any mandatory sinking fund requirements or otherwise), at the option of the Company, shall be deemed to belong to and shall be paid, at the written request of the Company, to the Company by the Trustee as overpayment of Loan Payments. With respect to that principal of and interest and any premium on the Bonds to be paid from moneys paid to the Company pursuant to the preceding sentence, the Owners of the Bonds entitled to those moneys shall look solely to the Company for the payment of those moneys (which shall remain unconditionally obligated to make such payments). Further, any amounts remaining in the Bond Fund, the Rebate Fund and any other special funds or accounts created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Notes and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds, provided that, with respect to any moneys remaining in any of the accounts in the Rebate Fund, such moneys shall not be paid to the Company until after the Trustee has made the final payment from that account to the United States in accordance with Section 5.08 of the Indenture and Section 148 of the Code.

     Section 8.3. NOTICES. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by first class mail, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company and the Trustee shall also be given to the others. The Company, the Issuer and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 8.4.  EXTENT OF COVENANTS OF THE ISSUER; NO PERSONAL LIABILITY.
All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, trustee, officer, agent or employee of the Issuer in other than his official capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

     Section 8.5. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Company (except pursuant to Sections 4.7, 5.2 and 5.5 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

     Section 8.6. AMENDMENTS AND SUPPLEMENTS. Except as otherwise expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Series 1996 Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XI of the Indenture, as applicable.

     Section 8.7. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     Section 8.8. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section 8.9. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

     Section 8.10. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement.

     Section 8.11. ISSUER AND COMPANY REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Authorized Issuer Representative, as defined in a Resolution of the Issuer relating to the Series 1996 Bonds, and for the Company by an Authorized Company Representative. The Trustee shall be authorized to act on any such approval or request.

     Section 8.12. MATTERS TO BE CONSIDERED BY THE ISSUER. In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Agreement or the Indenture, the Issuer may consider the interests of the public, which shall include the anticipated effect as well as the interests of the Company and the Issuer; provided, however, nothing shall be construed as conferring on any person other than the Trustee and the Owners any right to notice, hearing or participation in the Issuer's consideration, and nothing in this Section shall be construed as conferring on any of them any right additional to those conferred elsewhere. Subject to the foregoing, the Issuer will not unreasonably withhold any approval or consent to be given by it hereunder.

                              (End of Article VIII)

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.


                                   BUSINESS FINANCE AUTHORITY OF THE STATE OF
                                   NEW HAMPSHIRE


                                   By:  /s/ Jack Donovan
                                      -------------------------------------
                                      Executive Director


                                   CROWN PAPER CO.


                                   By:  /s/ Christopher M. McLain
                                      -------------------------------------
                                   Name:  Christopher M. McLain
                                   Title: Senior Vice President

                                    EXHIBIT A

                                  FORM OF NOTE

     This Promissory Note has not been registered under the Securities Act of 1933. Its transferability is restricted by the Trust Indenture and the Loan Agreement referred to herein.


                                 CROWN PAPER CO.

                                SERIES 1996 NOTE

     Crown Paper Co. (the "Company"), a Virginia corporation, for value received, promises to pay to The Bank of New York, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

           TWELVE MILLION THREE HUNDRED THOUSAND DOLLARS ($12,300,000)

and to pay interest on the unpaid balance of such principal sum from and after July 18, 1996 at the Applicable Rate until the payment of such principal sum has been made or provided for. As used herein, "Applicable Rate" means seven and seven-eights percent (7.875%) per annum. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     This Series 1996 Note has been executed and delivered by the Company to the Trustee pursuant to a certain Loan Agreement (the "Agreement") of even date herewith, between the Business Finance Authority of the State of New Hampshire (the "Issuer") and the Company. Under the Agreement, the Issuer has applied the proceeds received from the sale of the Issuer's $12,300,000 aggregate principal amount of Sewage and Solid Waste Disposal Revenue Bonds (Crown Paper Co. Project), Series 1996, and the Company has agreed to make Loan Payments at the times and in the amounts set forth in the Agreement and in this Series 1996 Note for application to the payment of the principal of and interest on the Series 1996 Bonds as and when due. The Series 1996 Bonds have been issued, concurrently with the execution and delivery of this Series 1996 Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of July 1, 1996, between the Issuer and the Trustee.

     The Series 1996 Bonds bear interest from their date at the Applicable Rate payable on January 1 and July 1 of each year, commencing on July 1, 1997 (each, an "Interest Payment Date"), and the Series 1996 Bonds mature on July 1, 2026.

     To provide funds to pay the principal of and interest on the Series 1996 Bonds as and when due as above-specified, the Company hereby agrees to and shall make as Loan Payments in immediately available funds on or before each date that any principal or interest on any Series

1996 Bond is due (at maturity, upon redemption, by acceleration or otherwise) an amount equal to the amount payable as principal and interest, on the Series 1996 Bonds on such date.

     If payment or provision for payment in accordance with the Indenture is made in respect of the principal of and interest on all or any portion of the Bonds from moneys other than payments on the Series 1996 Note from the Company, this Series 1996 Note shall be deemed paid to the extent such payments or provision for payment of Series 1996 Bonds has been made. If the Series 1996 Bonds are thereby deemed paid in full, this Series 1996 Note shall be cancelled and returned to the Company. The Company shall receive a credit against its obligation to make payments hereunder to the extent of moneys available in the Bond Fund, created by the Indenture, for payment of principal and interest on the Series 1996 Bonds, as provided in the Agreement. In any event, however, if on any date that any payment of principal or interest on any Series 1996 Bond is due (at maturity, upon redemption, by acceleration or otherwise), the balance in the Bond Fund (which is available therefor) is for any reason insufficient to make required payments of Bond Service Charges, as and when due, the Company forthwith shall pay to the Trustee, in immediately available funds, for the account of the Issuer and for deposit into the Bond Fund, any deficiency. If the Series 1996 Bonds are thereby deemed paid in full, this Series 1996 Note shall be cancelled and returned to the Company. Subject to the foregoing, all payments on the Series 1996 Note from the Company shall be in the full amount required hereunder.

     All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its principal corporate trust office in New York, New York, for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the principal of and interest on the Series 1996 Bonds as and when due.

     The obligation of the Company to make the payments required hereunder shall be absolute and unconditional under any and all circumstances whatsoever and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.

     This Note is subject to optional and mandatory prepayment prior to stated maturity pursuant to the obligation of the Company to give the Issuer and the Trustee sufficient notice of such prepayment as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem on the date specified for prepayment a like principal amount of Series 1996 Bonds at the same redemption price.

     Whenever an Event of Default under Section 7.01 of the Indenture (other than an Event of Default as defined in Section 7.01(c) thereof) shall have occurred and, as a result thereof, the principal of all Series 1996 Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.02 of the Indenture, the unpaid principal amount of and accrued interest on this Series 1996 Note shall also be due and payable on the date on which the principal of and interest on the Series 1996 Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Series 1996 Bonds shall also constitute an annulment of any corresponding acceleration with respect to this Series 1996 Note.

     If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees and expenses, in connection with the enforcement of this Series 1996 Note, the Agreement or the Indenture or the collection of sums due thereunder, the Company shall reimburse the Issuer or the Trustee, as applicable, for reasonable expenses so incurred upon demand, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, to the date of payment thereof.

     IN WITNESS WHEREOF, the Company has caused this Series 1996 Note to be executed in its name by a duly authorized officer as of July 18, 1996.

                                   CROWN PAPER CO.



                                   By:   /s/ Christopher M. McLain
                                      -------------------------------------
                                        Title: Senior Vice President

                                    EXHIBIT B

                               PROJECT FACILITIES


     The Project Facilities to be financed with the proceeds of the Series 1996 Bonds consists of sewage facilities and solid waste disposal facilities to be installed at Crown Paper Company's Berlin-Gorham, New Hampshire Mill, including the following:

A.   SOLID WASTE DISPOSAL FACILITIES:

     1.   Closure of Mt. Carbury Landfill cells;
     2.   Closure of Dummer Yard Landfill;
     3.   Installation of Soap Skimmer/Soap Removal System;
     4.   Construction of new cells at Mt. Carbury Landfill;
     5.   Improvements to Lime Mud/Caustic Area processing;

B.   SEWAGE FACILITIES

     6.   NCG Collection System;
     7. Improvements to Burgess Waste Water Treatment Plant System, including replacements of effluent pipes, pumps, aerators, clarifiers and control systems;
     8. Miscellaneous small projects for replacements within, or improvements to, the Burgess Waste Water Treatment Plant.

C. Together with facilities incidental to the foregoing, including any necessary grading, site preparation and excavation, electrical and overhead, and any other machinery and equipment necessary and desirable in connection with the operation of the Project, together with any replacement thereof and substitutions therefor.

                                    EXHIBIT C

                               FORM OF REQUISITION

                                                       Requisition No. _________


                  REQUISITION FOR PAYMENT FROM THE PROJECT FUND


To: The Bank of New York, as Trustee under the Trust Indenture dated as of July 1, 1996 (the "Indenture") between the Business Finance Authority of the State of New Hampshire, (the "Issuer") and the Trustee.


     Pursuant to Section 5.02 of the Indenture and Section 3.2 of the Loan Agreement dated as of July 1, 1996 (the "Agreement") between the Issuer and the undersigned, Crown Paper Co. (the "Company"), you are hereby authorized and directed to make payments or reimbursements from the Project Fund in the amount(s) and to the payee(s) set forth on Schedule A hereto. Terms defined in the Agreement and Indenture have the same meanings when used herein.

     In connection with this Requisition, the undersigned hereby certifies that
(i) after giving effect to the payment of this Requisition, the use of all moneys disbursed from the Project Fund complies, to the best knowledge of the Authorized Company Representative, with the limitations contained in the Borrowers' Federal Tax Statement; (ii) the foregoing payments or reimbursements are of Project costs described in Section 3.2 of the Agreement and the obligations have not been the basis for a prior requisition which has been paid;
(iii) except for deposits or progress payments on account of equipment or other property on order and designated as such in this Requisition, all machinery, equipment and personal property included in this Requisition have been delivered to the Project site and accepted by the Company and upon payment of this Requisition, the Company will have good title thereto; (iv) to the best knowledge of the Authorized Company Representative, no Event of Default and no event or condition which, after notice or lapse of time or both, would become an Event of Default under the Agreement or the Indenture exists and the representations and warranties of the Company contained in the Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date); (v) the payment or reimbursement requested by this Requisition is due for work actually performed or materials or property actually supplied prior to the date of the requisition; (vi) to the best knowledge of the Authorized Company Representative, all amounts previously requisitioned and disbursed from the Project Fund for payment of subcontractors and suppliers of materials and labor have been so applied; (vii) the payment or reimbursement requested by this Requisition does not include any portion of a contract price entitled to be retained by the Company; and (viii) all work and all materials, equipment or other property included in this Requisition have been performed or supplied in accordance with the Project specifications described in Section 3.3 of the Agreement.

Dated:                             CROWN PAPER CO.



                                   By
                                     --------------------------------------
                                     Authorized Company Representative

                          SCHEDULE A TO REQUISITION NO.


                                Name and Address
                                of Person to Whom         Nature of Goods
       Amount of Payment           Payment or            or Other Property
     or Reimbursement Due     Reimbursement is Due     or Services Received
     --------------------     --------------------     --------------------